UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 21, 2023

TherapeuticsMD, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-00100	87-0233535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Yamato Road, Suite 220

Boca Raton, FL 33431

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (561) 961-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	TXMD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230-405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Walker Employment Agreement Amendment

On February 21, 2023, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), entered into an Amendment (the “Amendment”) to that certain Employment Agreement, dated December 18, 2018, as extended effective October 15, 2021 (the “Employment Agreement”), with Mr. Marlan Walker, the Company’s Chief Executive Officer. Pursuant to the terms of the Amendment, as of December 30, 2022 (the “Effective Date”), Mr. Walker will receive a base salary of $428,000 per year until April 15, 2023; thereafter, Mr. Walker will receive (i) a base salary of $500,000 per year and (ii) a lump-sum bonus of $20,909. Mr. Walker also received a grant of 70,000 restricted stock units that will vest on the six-month anniversary of the Effective Date.

Pursuant to the Amendment, in the event that Mr. Walker’s employment is terminated by the Company without Good Cause or by Mr. Walker with Good Reason (in each case as defined in the Employment Agreement), (i) Mr. Walker will continue to receive his then current base salary for 18 months following the effective date of such termination, (ii) Mr. Walker will receive an amount equal to one half times his Targeted Annual Bonus Award (as that term is defined in the Employment Agreement) for the year in which the termination occurs, (iii) Mr. Walker will receive a monthly payment equal to the monthly cost of COBRA continuation health insurance benefits for a period of twenty-four months, (iv) all unvested equity compensation of any kind held by Mr. Walker will vest as of the termination date, (v) Mr. Walker will receive a payment for accrued but unused PTO, and (vi) Mr. Walker will receive any earned but unpaid annual short-term incentive compensation for the calendar year immediately preceding the calendar year in which termination occurs.

Donegan Consulting Agreement

As previously disclosed, on January 11, 2023, TherapeuticsMD, Inc., a Nevada corporation (the “Company”), terminated that certain amended and restated employment agreement, dated November 24, 2020, by and between the Company and Mr. Michael Donegan, the Company’s former Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance.

Effective February 21, 2023, the Company entered into a General Consulting and Services Agreement (the “Consulting Agreement”) with MCD Consulting and Management Services, LLC (“MCD”), the manager of which is Mr. Donegan, the Company’s Principal Financial Officer (“PFO”) and Principal Accounting Officer (“PAO”) and former Interim Chief Financial Officer, Chief Accounting Officer and Vice President Finance. Pursuant to the Consulting Agreement, Mr. Donegan will provide consulting services deemed to be the functional equivalent of services normally and customarily provided by an employed chief financial officer and will continue to serve as the Company’s PFO and PAO. The Consulting Agreement will be in effect until the completion of Mr. Donegan’s services, which is anticipated to be the close of business on March 31, 2023 (the “Termination Date”).

Pursuant to the Consulting Agreement, MCD received a signing fee of $100,000 and will receive an additional fee of $50,000 per month. If the term of the Consulting Agreement is extended past the Termination Date, MCD will receive an hourly fee of $205.28 per hour of services performed by Mr. Donegan. If the Consulting Agreement is not terminated by MCD prior to the Termination Date, or by the Company due to MCD’s material breach prior to the Termination Date, MCD will receive an additional one-time fee of $100,000 on the Termination Date. In addition, Mr. Donegan received a grant of 50,000 restricted stock units that will completely vest on the Termination Date, provided that the Consulting Agreement is not terminated by MCD prior to the Termination Date, or by the Company due to MCD’s material breach prior to the Termination Date.

The foregoing summary of the Amendment and the Consulting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment and the Consulting Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

10.1	Amendment, dated February 21, 2023, to the Employment Agreement, dated as of December 18, 2018, as extended effective October 15, 2021, by and between TherapeuticsMD, Inc. and Marlan Walker.

10.2	General Consulting and Services Agreement by and between TherapeuticsMD, Inc. and MCD Consulting Management Services, LLC, dated February 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2023	THERAPEUTICSMD, INC.

/s/ Marlan Walker
Marlan Walker
Chief Executive Officer